SECURITIES AND EXCHANGE COMMISSION
                      Washington D.C. 20549


                             FORM 8-K

                          CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


 Date of report (Date of earliest event reported): July 15, 2004
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                   GK INTELLIGENT SYSTEMS, INC.
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      (Exact name of registrant as specified in its charter)


     Delaware                     000-22057                  76-0513297
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    (State of                   (Commission              (I.R.S. Employer
    Incorporation)              File Number)             Identification No.)


            2602 Yorktown Place, Houston, Texas  77056
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             (Address of principal executive offices)


                          (713) 626-1504
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       (Registrant's telephone number, including area code)



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  (Former name or former address, if changed since last report)

Item 2.   Acquisition or Disposition of Assets.

As previously reported in a Form 8-K Current Report filed on June 23, 2004, GK Intelligent Systems, Inc. entered into a Purchase Agreement with Mr. Sunil Nariani (the "Purchase Agreement") on June 16, 2004, pursuant to which GK Intelligent Systems, Inc. agreed to purchase, and Sunil Nariani agreed to sell, all of the issued and outstanding shares of common stock of Stellar Software Network, Inc., a Texas corporation (the "Acquisition"). Effective July 15, 2004, the Acquisition was consummated. Stellar Software Network, Inc. is now a wholly-owned subsidiary of GK Intelligent Systems, Inc.

To acquire Stellar Software Network, Inc., a total of 8,025,211 restricted (unregistered) shares of GK Intelligent Systems, Inc. common stock were issued to Sunil Nariani in exchange for One Hundred Percent (100%) of the issued and outstanding shares of common stock of Stellar Software Network, Inc. The shares of GK Intelligent Systems, Inc. were valued at approximately $0.0238 per share (the average closing bid price for the five trading days immediately prior to closing) for a total acquisition value of approximately One Hundred Ninety One Thousand Dollars ($191,000). The purchase price was negotiated in an arm's length transaction.

Mr. Nariani will continue to serve as the President and as a director of Stellar Software Network, Inc. He will also provide consulting services to GK Intelligent Systems, Inc. Under Mr. Nariani's employment agreement, Mr. Nariani will be paid an annual base salary of One Hundred Twenty Thousand Dollars ($120,000), an annual bonus equal to fifty percent (50%) of any increase in Stellar Software Network, Inc.'s audited earnings before tax over the base year of 2003, and an Incentive Stock Option to purchase up to One Hundred Thousand (100,000) shares of GK Intelligent Systems, Inc. at the exercise price of $0.0238 per share exercisable for five years. The option vests 50% at the end of the first year of employment and the remaining 50% at the end of the second year of employment. For consulting services Mr. Nariani shall provide to GK Intelligent Systems, Inc. for a period of one year, Mr. Nariani shall receive a maximum of 294,118 shares of common stock of GK Intelligent Systems, Inc. per month (not to exceed a value of $20,000 per month when using the closing price of the stock on the last trading day of the preceding month). The shares are to be registered on a Form S-8 registration statement.

Stellar Software Network, Inc. is engaged in the business of custom software development, IT staff augmentation and off-shore software development in India.

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


Item 7.  Financial Statements and Exhibits.

     (a)  Financial statements of business acquired.

     The financial statements of Stellar Software Network, Inc. shall be filed as an exhibit to an amendment to this Form 8-K Current Report which shall be filed no later than 60 days after the date that this Form 8-K Current Report is required to be filed.

     (b)  Pro forma financial information.

     Any required pro forma financial information shall be filed as an exhibit to an amendment to this Form 8-K Current Report which shall be filed no later than 60 days after the date that this Form 8-K Current Report is required to be filed.

     (c)  Exhibits.

Exhibit        Description

 2.1 Purchase Agreement dated June 16, 2004 between Sunil Nariani, Seller, and GK Intelligent Systems, Inc., Buyer, involving the purchase of all outstanding shares of common stock of Stellar Software Network, Inc., a Texas corporation, is incorporated herein by reference to the Company's Form 8-K Current Report filed June 23, 2004

 2.2 First Amendment to the June 16, 2004 Purchase Agreement, dated June 18, 2004 between Sunil Nariani, Seller, and GK Intelligent Systems, Inc. is incorporated herein by reference to the Company's Form 8-K Current Report filed June 23, 2004

10.71             Employment Agreement between Stellar Software Systems, Inc.
                  and Sunil Narinai dated July 15, 2004

10.72 Consulting Services Agreement between GK Intelligent Systems, Inc. and Sunil Nariani dated July 15, 2004





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

                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           GK INTELLIGENT SYSTEMS, INC.
                                           (Registrant)


Date: July 27, 2004                        By: /s/ Gary F. Kimmons
                                              -------------------------
                                              Gary F. Kimmons
                                              President, CEO and CFO




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